Exhibit 5.1

          , 2018

Focus Financial Partners Inc.

825 Third Avenue, 27th Floor

New York, NY 10022

RE:                           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Focus Financial Partners Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-225166, originally filed with the Securities and Exchange Commission on May 24, 2018 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of up to           shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”).

In connection with the Offering, the Company will effect an internal reorganization (the “Reorganization”), as further described in the Registration Statement and the prospectus relating thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement, the form of Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement and the form of Fourth Amended and Restated Operating Agreement of Focus Financial Partners, LLC (“Focus LLC”), (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement.  We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.  In making such examination and rendering the opinions set herein, we have assumed without verification the genuineness of

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Amended and Restated Certificate of Incorporation of the Company, in the form filed as an exhibit to the Registration Statement, will have become effective, (iii) the Fourth Amended and Restated Operating Agreement of Focus LLC, in the form filed as an exhibit to the Registration Statement, will have become effective, (iv) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (v) the Reorganization will have been consummated in the manner described in the Registration Statement and the prospectus relating thereto, and (vi) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that, when the Common Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,